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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171601 on Form S-8 of our report dated March 7, 2011, relating to the consolidated and combined financial statements of KKR & Co. L.P. (which report on the consolidated and combined financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to investments without a readily determinable fair market value), appearing in this Annual Report on Form 10-K of KKR & Co. L.P. for the year ended December 31, 2010.

        We also consent to the use in Registration Statement No. 333-169433 on Form S-1 of our report dated March 7, 2011, relating to the consolidated and combined financial statements of KKR & Co. L.P. (which report on the consolidated and combined financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to investments without a readily determinable fair market value), appearing in Supplement No. 4 to KKR & Co L.P.'s prospectus dated October 1, 2010, filed on March 7, 2011 pursuant to Rule 424(b) of the Securities Act (Registration No. 333- 169433) and in this Annual Report on Form 10-K of KKR & Co. L.P. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

New York, New York
March 7, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM